Exhibit 10.2

AMENDMENT TO LEASE

AGREEMENT, made this  31st  day of May, 2006, between LONG ISLAND INDUSTRIAL GROUP ONE LLC, as landlord, having an office at 575 Underhill Boulevard, Suite 125, Syosset, New York 11791 (hereinafter referred to as “Landlord”) and AMERICAN DEFENSE SYSTEMS, INC., as tenant, having an office at 230 Duffy Avenue, Hicksville, New York 11801 (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, the Landlord and Tenant are parties to the Lease (as defined in Schedule “A”) with respect to the Existing Premises (as defined in Schedule “A”) in the Building (as defined in Schedule “A”); and

WHEREAS, the Tenant desires to lease certain additional space at the Building substantially as shown on the attached sketch (the “Additional Space”) and Landlord is willing to lease the Additional Space to the Tenant subject to the provisions of this Amendment to Lease; and

WHEREAS, the Lease currently shall expire on September 30, 2009, and the Landlord and Tenant desire to extend the term of the Lease; and

WHEREAS, Tenant and Landlord desire to confirm and memorialize their understanding with respect to the foregoing and to amend and modify the Lease as herein provided.

NOW, THEREFORE, in consideration of $1.00 to each in hand paid and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed that the Lease is modified as follows:

          1.             Upon the occurrence of the Inclusion Date the Lease shall be amended as follows:

(a)         Landlord hereby leases to Tenant and Tenant does hereby lease from Landlord the Additional Space commencing on the Inclusion Date (as defined in Schedule “A”) and ending on the New Expiration Date (as defined in Schedule “A”) and the term of the Lease shall be extended through and including the New Expiration Date. During the period (“Extended and Continuing Term”) commencing on the Inclusion Date through and including the New Expiration Date, the annual rental rate for the Additional Space and the Existing Premises under the Lease combined shall be as set forth on Schedule A attached hereto and made a part hereof, which shall be payable in equal monthly installments on the first day of each and every month, in advance, during the said Extended and Continuing Term.

(b)        After the Inclusion Date, upon Landlord’s request, Landlord and Tenant shall execute and exchange duplicate original instruments prepared by Landlord, which shall fix for all purposes the Inclusion Date and the New Expiration Date but such instrument shall not be deemed or construed as a prerequisite to the commencement of the obligation of Tenant to observe and perform all of the terms, covenants, provisions and conditions contained in this Amendment to Lease on the part of Tenant to be observed and performed, including, without limitation, the obligation to pay the annual rental rate and additional rent reserved hereunder for the Existing Premises and the Additional Space.

(c)   The term "demised premises" (as such term is used and defined in the Lease) shall be deemed modified including therein the Additional Space.

(d)   Tenant shall use and occupy the Additional Space for such use as is permitted in accordance with the Lease and the Certificate of Occupancy for the Building, if any, and for no other purpose. Tenant shall not utilize the demised premises or any part thereof or any other part of the Property for the placement or use of fixed storage vessels or systems of any type. Tenant acknowledges and agrees that it will not allow the fueling of vehicles or product transfer operations of any type to occur at or about the demised premises, or elsewhere at the Property in connection with or incidental to its use of the demised premises or otherwise. This includes, but is not limited to, fueling of vehicles and any type of bulk transfer of products, which are prohibited.

(e)   Tenant's percentage and proportionate share of Additional Rent as set forth in the Lease shall be increased to be as set forth on Schedule A at the caption "Tenant's New Percentage".

(f)    Tenant's minimum common area maintenance charge as indicated in clause (ii) of Paragraph 42nd (c) of the Lease shall be increased to be as set forth on Schedule A at the caption "Minimum Common Area Maintenance Charge", subject to further increase(s) as provided in said Paragraph 42nd (c) of the Lease.

(g)   Tenant's minimum snow removal charge as indicated in clause (ii) of Paragraph 42nd (c) of the Lease shall be increased to be as set forth on Schedule A at the caption "Minimum Snow Removal Charge", subject to further increase(s) as provided in said Paragraph 42nd (c) of the Lease.

(h)   Tenant's minimum insurance charge as indicated in clause (iii) of Paragraph 42nd (c) of the Lease shall be increased to be as set forth on Schedule A at the caption "Minimum Insurance Charge", subject to further increase(s) as provided in said Paragraph 42nd (c) of the Lease.

(i)    Paragraph 52nd (d) of the Lease is hereby modified by adding to the end of the first (1st) sentence of clause (i) thereof, the following exception: “except such discrete amounts of motor oil and fuel which are held in the gas and fuel tanks of the cars brought in the demised premises (i..e.., which are incidental to the operation of such cars, and for no other purpose, it being understood that no storage or filling tanks or vehicles of any kind or size whatsoever are permitted an or at the demised premises).”

3.          Landlord shall perform the work (“Landlord’s Work”) set forth on Schedule B in the Additional Space in accordance with the provisions of Schedule B attached hereto and made a part hereof.  In all other respects, Tenant accepts the Additional Space in “as-is” condition, in all respects as of the date hereof.

4.          Tenant shall deposit with the Landlord the sum set forth on Schedule A at the caption “Additional Security” in two (2) equal installments as set forth below, by checks subject to collection to be held together with the amount of security to be transferred from the License Agreement pursuant to Paragraph 7 hereof, as additional security under the provisions of Paragraph 32 of the Lease, increasing the security deposit with Landlord presently in the amount set forth in Schedule “A” at the caption “Existing Security” to the total amount set forth in Schedule A at the caption “Total Security”. The Additional Security shall be deposited in two (2) equal installments as follows: $36,333.41 upon the execution of this Amendment; and the balance thereof in the sum of $36,333.41 by December 31, 2006.

5.          If Landlord is unable or fails to give possession of the Additional Space or any part thereof on any particular date for any reason, including, without limitation, the holding over by the present occupant of any part thereof, if any, Landlord shall not be subject to any liability for failure to give possession on any particular date, and neither the validity of the Lease nor this Amendment shall be impaired under such circumstances, except the rent payable hereunder shall be equitably abated on a pro-rata basis. Accordingly, Tenant hereby waives the provisions of Section 223-a of the Real Estate Property Law of the State of New York and agrees that the provisions of this paragraph are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a.

6.          Tenant represents and warrants that no broker other than the brokers named in Schedule “A”, if any, at the caption “Broker” was involved in this Amendment to Lease. Tenant agrees to indemnify, defend, and hold harmless Landlord from any and all costs, expenses, and liability including legal fees incurred by Landlord as a result of a breach of the aforementioned warranty or any inaccuracy or alleged inaccuracy of the above representation Landlord shall pay any such broker so named in Schedule A under a separate agreement.

7.          Effective as of  the Inclusion Date, that certain license agreement dated December, 2005 (the “License Agreement”) between the parties hereto regarding the use of a portion of the Additional Space consisting of approximately 34,000 square feet of space is hereby terminated (except that Landlord’s right to bill for and collect any outstanding amounts thereunder shall survive the termination thereof). Automatically on the termination of the License Agreement, the security deposit of $22,666.67 (the “Transferred Security”) being held by Landlord in its present capacity as Licensor  thereunder, shall be transferred and utilized as part of the security deposit required under the Lease, as modified by this Amendment to Lease.

8.          Subject to the applicable provisions of the Lease, including, without limitation, the provisions of Paragraph 66th thereof, and the provisions set forth below, Tenant shall have the right to install at Tenant’s sole cost and expense, exterior signage at a location adjacent to the demised premises, subject to:

i.                                     Landlord’s approval of the location, size, lettering, coloring, design, composition and method of affixation, which shall not be unreasonably withheld or delayed;

ii.                                  Tenant, at Tenant’s sole cost and expense, procuring, obtaining and thereafter maintaining all necessary municipal and/or governmental approvals, consents and permits required for the installation thereof from the Town of Oyster Bay and from any other governmental agency or municipality having jurisdiction thereover;

iii.                                Tenant maintaining same in good order, condition and repair throughout the term of the Lease;

iv.                                 Such exterior signage, in no event, being more prominent than any similar exterior signage on the Property; and

v.                               Tenant, at Tenant’s sole cost and expense, removing same at the expiration or sooner termination of the term of the Lease, and restoring the affected areas of the Property to its condition existing immediately prior to such installation, reasonable wear and tear excepted.

9.          Subject to the provisions of Paragraph 66th of the Lease, Tenant, at Tenant’s sole cost and expense, shall have the right to: (i) install a secured conduit through the United Refrigeration space at a location to be approved by Landlord (which approval shall not be unreasonably withheld or delayed) beneath the roof deck of the building in connection with Tenant’s installation of a coordinated security system (ADT) for both wings ofthe demised premises; and (ii) install fencing in the rear of the Property provided no other tenant’s or occupant’s ability to access its premises and/or loading docks and/or ability to make turns is adversely affected, and provided further in each instance (as to the work to be performed under clauses (i) and (ii) that Tenant shall be solely responsible for the design, engineering, installation, repair, care, maintenance and safety thereof and each such installation shall be considered to be an Alteration for the purposes of Paragraph 66th of the Lease with all requisite requirements contained therein.

10.         Except as modified by this Amendment to Lease, all of the ‘remaining provisions of the Lease are ratified and approved and shall continue in full force and effect.

11.         This Amendment to Lease shall not be binding on Landlord unless and until both Landlord and Tenant shall have executed this Amendment and a duly executed original thereof is delivered to each of the respective parties herein.

IN WITNESS WHEREOF, Landlord and Tenant have signed this Amendment to Lease as of the date first-written above.

LONG ISLAND INDUSTRIAL GROUP ONE LLC

By:	/s/
Managing Member

AMERICAN DEFENSE SYSTEMS, INC.

By:	/s/
Thomas F. Cusack
VP, Corporate Counsel, Secretary

SCHEDULE "A" TO AMENDMENT TO LEASE

LANDLORD: TENANT:	LONG ISLAND INDUSTRIAL GROUP ONE LLC AMERICAN DEFENSE SYSTEMS, INC.

PURPOSE OF AMENDMENT:	Additional Space and Extension of Term.

LEASE:	Dated September 23, 2004 (the "Lease")

EXISTING PREMISES:	Premises (i.e., Unit C) demised under the Lease at the Building

BUILDING:	230 Duffy Avenue, Hicksville, NY 11801

ADDITIONAL SPACE:	Substantially as shown on the attached sketch

NEW TENANT PERCENTAGE:	64.0%

MINIMUM COMMON AREA MAINTENANCE CHARGE:	$38,750.00 per annum

MINIMUM SNOW REMOVAL CHARGE:	$7,750.00 per annum

MINIMUM INSURANCE CHARGE:	$11,625.00 per annum

ADDITIONAL SECURITY:	$72,666.82

EXISTING SECURITY:	$20,399.85

TRANSFERRED SECURITY:	$22,666.67

TOTAL SECURITY:	$115,733.34

INCLUSION DATE:	June I, 2006

NEW EXPIRATION DATE:	September 30, 2011

BROKER:

ANNUAL RENTAL RATE

TERM	MONTHLY	ANNUALLY

6/1/2006 to 9/30/2006	$49,922.92	$599,075.00

10/1/2006 to 9/30/2007	$51,408.33	$616,900.00

10/1/2007 to 9/30/2008	$52,958.33	$635,500.00

10/1/2008 to 9/30/2009	$54,508.33	$654,100.00

10/1/2009 to 9/30/2010	$56,187.50	$674,250.00

10/1/2010 to 9/30/2071	$57,866.67	$694,400.00

LONG ISLAND INDUSTRIAL GROUP ONE LLC

By:	/s/
Managing Member

AMERICAN DEFENSE SYSTEMS, INC.

By:	/s/
Thomas F. Cusack
Vice President, Corporate Counsel, Secretary

SCHEDULE “B”
LANDLORD’S  WORK CRITERIA
AMERICAN DEFENSE SYSTEMS. INC.
5-30-06

Tenant acknowledges and agrees to accept the Additional Space in its “as is” condition in all respects as of the date hereof, except for “Landlord’s Work..” Landlord’s work shall mean and be strictly limited to the construction as indicated on the plans attached to this lease (if applicable) and made part of thereof and as described below. In the event of a discrepancy between the plan and this work letter, the work letter shall take precedence. Landlord, at Landlord’s expense, shall initially (one time only) perform Landlords work within the Additional Space premises in a building standard manner utilizing building standard materials (or equivalent) and labor selected by Landlord.

1. Utility service to demised Premises:

a.	Electric	Individually metered service.

b.	Gas	Individually metered and sized to satisfy requirements for heating.

c.	Sanitary	4—inch sanitary pipe.

d.	Utility Services	Landlord to connect electric and gas services to Tenants existing meters.

2.          Remove all debris from premises. Premises to be left in broom clean condition.

3.   Landlord to Construct one (1) demising wall and Remove one (1) interior wall as per attached plan hereto.

4.   Landlord to deliver loading doors in working order.

5.   Existing systems to be delivered in working order.

6.          Landlord is not responsible for telephone, computer, data or communication wiring and all associated conduit and equipment required for such. Landlord is not responsible for the wiring or connecting of Tenants equipment unless noted above. Elimination of one or all of the items of work listed above will not constitute a credit.

Landlord’s Work shall be deemed substantially completed notwithstanding the fact that (I) minor or insubstantial details of construction, mechanical adjustment or denotation remain to be performed or (II) portions of Landlord’s Work have not been completed because under good construction scheduling, such work should not be done until after still incomplete finishing or other work to be done by Tenant is completed.. If the substantial completion of Landlord’s Work shall be delayed due to any act or omission of Tenant or its employees, agents or contractors (including but not limited to any delays due to any additional work that Tenant authorizes the Landlord to perform) or the inclusion in Landlord’s work of any work that is long-lead in nature, then, the substantial completion of Landlords Work shall be deemed to have occurred on the date when Landlord’s Work would have been substantially completed but for said delay.

Any additional work that Tenant authorizes the Landlord to perform will be at the sole cost and expense of the Tenant and will include a fee of 21% of the actual cost to the Landlord for the Landlord’s supervision and overhead. Tenant will execute a Work Authorization Form prepared by the Landlord and issue a check for the full amount of the cost of such work (including 21%) PRIOR to the Landlord performing any such work. Failing the execution of such Work Authorization Form and payment Landlord shall perform only such work as is presently shown en this Schedule B. However, nothing contained herein shall obligate Landlord to perform any such additional work absent Landlord agreeing to do so.

LONG ISLAND RAILROAD
STANDPIPE

230 Duffy Ave. Hicksville N.Y.